SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2003

Penwest Pharmaceuticals Co.

(Exact name of registrant as specified in charter)

Washington	000-23467	91-1513032

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11
Danbury, Connecticut	06810-5120

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 736-9378

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

Penwest Pharmaceuticals Co. is jointly developing oxymorphone extended-release tablets with Endo Pharmaceuticals Inc. In the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed by Endo’s parent, Endo Pharmaceuticals Holdings Inc., Endo, in addressing the status of the FDA approval process for the oxymorphone product, stated that it no longer believes that the launch date of the product will be the first quarter of 2004.

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 21, 2003	PENWEST PHARMACEUTICALS CO.

By: /s/ Jennifer L. Good
Jennifer L. Good Senior Vice President, Finance and Chief Financial Officer